Exhibit 99.1

AUDIT COMMITTEE CHARTER

Membership and Meetings

Membership

It is recommended that the Committee shall be comprised of no fewer than three members as appointed by the Board of Directors upon recommendation of the Board Affairs Committee. Each Committee member shall meet the independence, experience and other membership requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations of the Securities and Exchange Commission (“Commission”).

The Board will recommend the Committee members and a Committee Chair. Consideration will be given to staffing the Committee with at least one member who is an audit committee financial expert as defined by the Commission. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Meetings

The Committee shall meet in person or telephonically as often as it determines, but not less frequently than once per quarter. Meetings of the Committee should be attended by representatives of the Company’s principal external auditors (“independent auditors”), the Chief Financial Officer, the Leader of Internal Audit, the General Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

The Committee Chair shall be responsible for calling the meetings of the Committee, establishing meeting agenda with input from management and supervising the conduct of the meetings.

A majority of the number of appointed Committee members will constitute a quorum for conducting business at a meeting of the Committee.

Purposes

The Committee will assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall also prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

Committee Authority and Responsibilities
Relationship with the Independent Auditors

The Committee has the sole authority to appoint or replace the independent auditor. Notwithstanding this authority, the Committee will ask shareholders to ratify the Committee’s selection. If shareholders fail to so ratify, the Committee will consider that fact in its future selection of the independent auditor.

The Committee is responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work. The independent auditor will report directly to the Committee.

Preapproval of Audit and Non-Audit Services

The Committee has the sole authority to preapprove all auditing services and permitted nonaudit services to be performed by the independent auditor. The Committee may delegate this authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals are presented to the full Committee at its next scheduled meeting.

Resources of the Committee

The Committee has the authority to retain independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and to any advisors employed by the Committee.

Reports to the Board

The Committee will make regular reports to the Board.

Charter Reviews

The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Performance Assessment

The Committee will annually review the Audit Committee’s own performance.

Other Responsibilities

The Committee, to the extent it deems necessary or appropriate, will:

Financial Statement and Disclosure Matters

1.                                       Review and discuss with management and the independent auditor:

(a)                                                        The annual audited financial statements (and related Form 10-KSB) and quarterly unaudited financial statements (and related Forms 10-QSB), including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

(b)                                                       Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(c)                                                        The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

2.                                       Review and discuss reports from the independent auditors on:

(a)                                  All critical accounting policies and practices to be used.

(b)                                 All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)                                  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.                                       Discuss with management the Company’s earnings press releases (including any use of “pro-forma” or “adjusted non-GAAP information”), financial information and earnings guidance provided to analysts and rating agencies.

4.                                       Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5.                                       Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any disagreements with management.

6.                                       Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

7.                                       At least annually, review a report from the independent auditor describing:

(a)                                  the independent auditor’s internal quality-control procedures,

(b)                                 any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(c)                                  any steps taken to deal with any such issues, and

(d)                                 all relationships between the independent auditor and the Company.

8.                                       Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. This review should also include an evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditor and lead audit partner to the Board.

Oversight of the Company’s Internal Audit Function

9.                                       Review the appointment and replacement of the Leader of Internal Audit.

10.                                 Review the Company’s internal system of audit and financial controls, internal audit plans and the results of internal audits.

Compliance Oversight Responsibilities

11.                                 Review (a) the status of the Company’s compliance with applicable laws and regulations, (b) major legislative and regulatory developments which could materially impact the Company, and (c) management’s efforts to monitor compliance with the Corporation’s code of conduct.

12.                                 Review and investigate any matters pertaining to the integrity of senior management, including conflicts of interest or adherence to standards of conduct as required by Company policy.

13.                                 Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14.                                 Obtain from the independent auditor assurance that Section 10A (b) of the Exchange Act has not been implicated.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.